Exhibit 99.1

Organogenesis Announces Completion of Exchange Offer

and Plan to Exchange Remaining Outstanding Public Warrants

CANTON, MASSACHUSETTS (August 19, 2019) — Organogenesis Holdings Inc. (Nasdaq: ORGO) (the “Company”) announced today the completion of its previously announced exchange offer (the “Offer”) and consent solicitation relating to its publicly traded warrants. On August 19, 2019, the Company accepted all 29,950,150 publicly traded warrants tendered, representing approximately 97% of the total public warrants outstanding, and expects to issue an aggregate of 2,845,280 shares of Class A common stock (“Common Stock”) in exchange. The Company also executed an amendment to the warrant agreement governing its outstanding public warrants and expects to exchange all remaining untendered public warrants on September 3, 2019 in exchange for approximately 80,422 shares of Common Stock (the “Redemption”).

In addition, pursuant to the terms of a previously announced Warrant Exchange Agreement, Avista Capital Partners IV L.P., and Avista Capital Partners IV (Offshore), L.P. are exchanging an aggregate of 4,100,000 private placement warrants for an aggregate of 389,501 shares of our Common Stock (at the same exchange ratio offered to the public warrant holders in the Offer) (the “Private Exchange”).

“We are pleased to successfully complete the warrant exchange offer,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “This key event improves our capital structure, mitigates potential future dilution and we believe immediately enhances the liquidity of our Common Stock.”

In connection with the Offer, the Private Exchange and the Redemption, the Company expects to issue a total of approximately 3,315,203 shares of its Common Stock, approximately 3.6% of the shares of Common Stock outstanding as of August 16, 2019, and expects to cancel an aggregate of 34,990,748 warrants exercisable for an aggregate of 17,495,374 shares of Common Stock.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Offer was made only pursuant to the terms and conditions of the Tender Offer Statement on Schedule TO, as amended, and related exhibits, including the Amended and Restated Offer to Exchange Letter and Consent Solicitation, Amended and Restated Letter of Transmittal and Consent and other related documents.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com. Information on our website is not part of this release.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, information concerning completion of the Offer to Exchange, the terms and timing of the Offer to Exchange, and the impact of completion of the Offer to Exchange. The Company may modify the terms or timing of the Offer to Exchange with requisite notice. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “may,” “expect,” “estimate,” “project,” “purpose,” “plan,” “believe,” “intend,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include (1) the Company has incurred significant losses since inception and anticipates that it will incur substantial losses for the foreseeable future; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly on October 1, 2020; (7) the Company’s ability to maintain compliance with applicable Nasdaq listing standards; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) changes in market conditions, actions by holders of Public Warrants and other investors; (11) changes in demand for the Company’s products; (12) availability of financing and capital; (13) the Company’s liquidity; (14) the Company’s compliance with covenants under its credit agreements; and (15) other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Item 1A. Risk Factors” in our annual report on Form 10-K filed with the SEC on March 18, 2019, as amended. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward- looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Angelyn Lowe

alowe@organo.com

781-774-9364